Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

For Tender of Shares of Common Stock

of

ORTHOVITA, INC.

at

$3.85 NET PER SHARE

Pursuant to the Offer to Purchase dated May 27, 2011

by

OWL ACQUISITION CORPORATION

an indirect wholly owned subsidiary of

STRYKER CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF JUNE 24, 2011, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”) OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.01 per share (the “Shares”), of Orthovita, Inc., a Pennsylvania corporation (“Orthovita”), are not immediately available, (ii) time will not permit all the certificates representing Shares and all other required documents to reach American Stock Transfer & Trust Company, LLC, as the depositary for the Offer (the “Depositary”), on or prior to the Expiration Date or (iii) the procedure for delivery of Shares by book-entry transfer or for the tender of Shares from a book-entry/direct registration account maintained by Orthovita’s transfer agent cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, transmitted by manually signed facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

If delivering by mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	If delivering by facsimile: (For Eligible Institutions Only) (718) 234-5001 Confirm Facsimile Transmission: (877) 248-6417 or (718) 921-8317	If delivering by hand or courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 112199

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in the Offer to Purchase) and, if applicable, certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Owl Acquisition Corporation, a Delaware corporation (“Purchaser”), upon the terms and subject to the conditions of Purchaser’s offer to purchase all of the outstanding shares of common stock, par value $0.01 per share (the “Shares”) of Orthovita, Inc., a Pennsylvania corporation (“Orthovita”), as set forth in the offer to purchase, dated May 27, 2011 (as it may be amended from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended from time to time, the “Letter of Transmittal”) (such offer, upon such terms and subject to such conditions, as it and they may be amended or supplemented from time to time, the “Offer”), receipt of each of which is hereby acknowledged, the number of Shares specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares and Certificate No(s) (if available):

☐ Check here if Shares will be tendered by book entry transfer.

Account Number at The Depository Trust Company (“DTC”):

☐ Check here if Shares to be tendered are held in a book-entry/direct registration account maintained by Orthovita’s transfer agent (a “DRS Account”).

DRS Account Number:

Dated:

Name(s) of Record Holder(s):

(Please type or print)

Address(es):

(Zip Code)

Area Code and Tel. No.:

(Daytime telephone number)

Signatures(s)

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (defined in Section 3 of the Offer to Purchase), hereby (i) with respect to the Shares tendered hereby that are not held in a DRS Account, guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing such Shares, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at DTC, in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message (defined in Section 2 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three NASDAQ Global Select Market trading days after the date hereof and (ii) with respect to the shares tendered hereby that are held in a DRS Account, guarantees delivery to the Depositary, at one of its addresses set forth above, of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any other documents required by the Letter of Transmittal, all within three NASDAQ Global Select Market trading days after the date hereof.

Name of Firm:

Address(es):

(Zip Code)

Area Code and Tel. No.:

(Authorized Signature)

Name of Firm:

(Please type or print)

Title:

Dated:

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.